                      AMENDMENT TO PARTICIPATION AGREEMENT

       Pursuant to the Participation Agreement, made and entered into as of the 15th day of July 1998, by and among MFS Variable Insurance Trust, Lincoln Life & Annuity Company of New York and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in Its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1999.


                                        LINCOLN LIFE & ANNUITY
                                        COMPANY OF NEW YORK
                                        By its authorized officer,

                                        By:

                                        Title:



                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE PORTFOLIOS
                                        By its authorized officer,

                                        By:

                                        James R. Bordewick, Jr.
                                        Assistant Secretary



                                        MASSACHUSETTS FINANCIAL SERVICES
                                        COMPANY
                                        By its authorized officer,



                                        By:
                                        Arnold D. Scott
                                        Senior Executive Vice President


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                                                               As of May 1, 1999


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT


      NAME OF SEPARATE
      ACCOUNT AND DATE                             POLICIES FUNDED                   PORTFOLIOS
ESTABLISHED BY BOARD OF DIRECTOR                 BY SEPARATE ACCOUNT           APPLICABLE TO POLICIES



Lincoln Life & Annuity Flexible           / / Variable Universal Life I         MFS Emerging Growth Series
    Premium Variable Life                 / / Lincoln Variable Universal Life    MFS Total Return Series
          Account M                                                               MFS Utilities Series


LLANY Separate Account R for              / / Survivorship Variable             MFS Emerging Growth Series
Flexible Premium Variable Life                Universal Life I                    MFS Total Return Series
          Insurance                       / / Lincoln Survivorship Variable         MFS Utilities Series
                                              Universal Life


LLANY Separate Account S For              / / Corporate Specialty Markets       MFS Total Return Series
Flexible Previum Variable Life                COLI (CVUL)                        MFS Utilities Series
          Insurance                                                                 MFS Capital
                                                                                Opportunitites Series
                                                                                 MFS Research Series


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